Exhibit 10.6

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, IT MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWER. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PROMISSORY NOTE

DUE MAY 5, 2024

Original Issue Date: May 5, 2023	Principal Amount:	$200,000

	Purchase Price:	$200,000

This Promissory Note is a duly authorized and validly issued Promissory Note of Digital Health Acquisition Corp., a Delaware corporation (together with its successors and permitted assigns, the “Company”), designated as its Promissory Note due May 5, 2024 (this “Note” ) issued and sold by the Company to SCS Capital Partners LLC (together with its successors and registered assigns, “SCS” or the “Holder” or the “Purchaser”).

FOR VALUE RECEIVED, the Company promises to pay to the order of Holder, the principal amount of Two Hundred Thousand Dollars ($200,000) on May 5, 2024 (the “Maturity Date”) in full in cash as provided herein, or on such earlier date as this Note is required or permitted to be repaid as provided hereunder, in each case together with all accrued but unpaid interest thereon, and any other amounts owing under this Note in accordance with the provisions hereof. Amounts repaid may not be reborrowed.

This Note is subject to the following additional provisions:

SECTION 1. Definitions

For the purposes hereof, the following terms shall have the following meanings:

“Amortization Payment” shall have the meaning set forth in Section 2(a).

“Amortization Payment Date” shall have the meaning set forth in Section 2(a).

“Business Combination” means the consummation of the proposed business combination in accordance with the terms and conditions set forth in that certain Second Amended and Restated Business Combination Agreement dated October 6, 2022, by and among the Company, DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. (the “Business Combination Agreement”), as further described in the Company’s Current Report on Form 8-K, which was filed with the Commission on October 7, 2022.

“Capital Stock” means any share, participation or other equivalent (however designated) of the capital stock of a corporation, any equivalent ownership interest in any other Person, including partnership interests and membership interests, and any warrant, right or option to purchase or other arrangement (including through a conversion or exchange of any other property) to acquire or subscribe for any item otherwise satisfying the definition of “Capital Stock,” whether or not presently convertible, exchangeable or exercisable.

“Change of Control Transaction” means, other than the consummation of the Business Combination and then only on terms and conditions, and using documentation, acceptable to the Holder, the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an Person or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting Capital Stock (or Stock Equivalents) of the Company (other than by means of exercise of the Warrants and the issuance of the Warrant Shares (as such term is defined in the Warrant) thereunder); (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction; (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction; (d) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other Capital Stock into which such shares of common stock may hereafter be changed or any share capital resulting from a reclassification of such common stock.

“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Default Interest” means twenty-four percent (24%) per annum.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Fundamental Transaction” means, other than the consummation of the Business Combination and then only on terms and conditions, and using documentation, acceptable to the Holder, any of the following transactions, whether effected directly or indirectly or through on or a series of related transactions: (i) any merger or consolidation of the Company with or into another Person; (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition of all or more than 10% of the Company’s assets, (iii) the completion and acceptance by holders of more than 50% of the Common Stock of any purchase offer, tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock sell, tender or exchange their shares for other Securities, cash or property, (iv) any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other Securities, cash or property, (v) a stock or share purchase or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) whereby any other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase or other business combination).

“Late Fee” shall have the meaning set forth in Section 2(e)

“Mandatory Default Amount” means, at any time, the sum of (a) one hundred percent (100%) of the sum of the outstanding principal amount of this Note at such time and all accrued interest hereon unpaid at such time (whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and (b) all other amounts, costs, fees (including Late Fees), expenses, indemnification and liquidated and other damages and other Obligations due to the Holder or any other Purchaser Party in respect of this Note.

“Mandatory Prepayment Amount” means, at any time with respect to any principal amount, the sum of (a) one hundred percent (100%) of such principal amount and all accrued interest hereon outstanding as of such time and (b) all other amounts, costs, fees (including Late Fees), expenses, indemnification and liquidated and other damages and other amounts due to the Holder or any other Purchaser Party in respect of this Note.

“Note Register” shall have the meaning specified in Section 2(f).

“Obligations” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by any Company Party from time to time to the Holder or its Purchaser Parties under this Note, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising and however acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money, including, without duplication, (i) the principal amount of the Note owing by the Company or any other Company Party (including, if due hereunder, the Mandatory Default Amount or any Mandatory Prepayment Amount), (ii) all other amounts, fees (including all Late Fees), interest (including the Minimum Interest Amount and any increased interest accruing upon an Event of Default), liquidated damages, commissions, charges, costs, expenses, attorneys’ fees and disbursements and indemnities, and (iii) all interest on any item otherwise qualifying as “Obligation” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“PIPE” means that proposed offering of up to $15.0 million of securities to be issued to 3i LP and other institutional investors further to a proposed securities purchase agreement, said financing to be closed immediately after the closing of the Business Combination, upon such terms and subject to such conditions that are satisfactory to Holder with respect to the Company’s payment obligations to Holder.

“Repayment Notice” shall have the meaning set forth in Section 2(a).

“Secured Parties” means the Holder and each other holder of the Notes, each beneficiary of any indemnification or reimbursement obligation by any Company Party under Purchase Agreement.

“Securities” means any Capital Stock, voting trust certificates, certificates of interest or participation in any profit sharing Contractual Obligation or arrangement, loans, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, any other item commonly known as “security,” any other item treated as “security” under the Securities Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940 or any other Regulation of the United States, any State, province or any political subdivision of either of them and any certificate of interest, share or participation in temporary or interim certificates for the purchase or acquisition of, or any option, warrant, right to subscribe to, purchase or acquire, or any Derivative valued by reference to, any item otherwise qualifying as Security hereunder.

SECTION 2. REPAYMENT

a)            Repayment upon the Consummation of the Business Combination. If this Note has not otherwise been paid off in full in accordance with Section 2(b) below, commencing upon the closing of the Business Combination under the Business Combination Agreement, Holder at its option, may, upon five Business Days’ prior written notice to the Company (the “Repayment Notice”), require the Company to pay off and otherwise satisfy in full its Obligations under this Note.

b)            Mandatory Prepayments.

(i)	Upon the closing of the Business Combination under the Business Combination Agreement and if the PIPE closes in connection therewith, the Company shall repay the Note in its entirety by the payment to the Holder in immediately available Dollars an amount equal to the Mandatory Prepayment Amount. If this Note has not otherwise been paid off in full in accordance with the preceding sentence or otherwise, so long as a majority of the original aggregate principal amount of the Notes remains outstanding on the date of any Subsequent Offering (as defined below), on the 10th day following the Company consummating any public or private offering of any Capital Stock or any other issuance of any Capital Stock or of any other Securities or any other financing, including any debt financing, or capital-raising transaction (each a “Subsequent Offering”) on any date other than the Maturity Date, in which the Company receives or is otherwise entitled to receive (except for the Company directing that such proceeds be paid to other Persons), the Company shall, subject to the Holder’s conversion rights set forth herein, pay to the Holder in immediately available Dollars an amount equal to the Mandatory Prepayment Amount. The Company shall provide notice to the Holder of the closing of such Subsequent Offering, including the expected gross proceeds thereof, not later than the 10th day preceding the date of consummation of such Subsequent Offering, which notice shall be irrevocable and constitute an agreement to pay the Mandatory Prepayment Amount on the date of consummation of such Subsequent Offering. This Section 2(b) is merely a requirement to redeem this Note and not an authorization to consummate any Subsequent Offering.

(ii) Upon the closing of a Fundamental Transaction or a Change of Control Transaction, the Company shall repay the Note in its entirety by the payment to the Holder in immediately available Dollars an amount equal to the Mandatory Prepayment Amount.

c)            Interest. The Company shall pay interest to the Holder on the aggregate then outstanding principal amount of this Note and any other Obligation owing that does not expressly provide for any other rate of interest at the rate of ten percent (10%) per annum from the date this Note is issued (or in the case of any other Obligation, from the date such obligation becomes due and payable) until all such principal amount and all other outstanding Obligations are paid in full in cash in immediately available Dollars. All interest payments hereunder will be payable in cash, in immediately available Dollars Upon an Event of Default, the interest rate set forth hereunder shall increase as provided in Section 4(b) of this Note. All payments of interest shall be due and payable upon each amortization payment date; monthly on the first Business Day of each month, upon the occurrence and continuation of an Event of Default; on the Maturity Date. This provision shall not affect or limit the holder’s rights or remedies with respect to any Event of Default.

d)            Fee Calculations and Payment Provisions. All payments due hereunder shall be made in cash, in immediately available U.S. dollars, without set off or counterclaim to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). Any interest and fees shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, for the actual number of days (including the first day but excluding the last day) occurring in the applicable period and shall accrue daily. Interest hereunder will be paid to the initial Holder or, if the Company has received notice of any transfer thereof signed by the initial Holder or any successive Holders, to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). No prepayment may be made hereunder without the notice required hereunder or without payment of the Mandatory Prepayment Amount. The Holder shall have the option to refuse or accept, in its sole discretion, any attempted prepayment made without the notice required hereunder or any attempted prepayment that does not appear to include the full Mandatory Prepayment Amount when required. In addition, regardless of the intended characterization of the Company of any payment, the Holder shall have the option, in its sole discretion, to recharacterize or apply any portion of such prepayment, including recharacterizing a payment as a smaller prepayment of principal together with payment of the remainder of the Mandatory Prepayment Amount to account for a payment of the Mandatory Prepayment Amount. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of any interest or fees, as the case may be.

SECTION 3. TRANSFERs

This Note and any of the rights granted hereunder are freely transferable or assigned by Holder, in whole or in part, in its sole discretion. The parties to such transfer shall provide notice thereof to the Company. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange. This Note has been issued subject to certain investment representations of the original Holder and may be transferred or exchanged only in compliance with applicable federal and state securities regulations. The initial Holder is listed herein. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered, upon receipt of appropriate signed notice from the Person previously listed on the Note Register as owner hereof, on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

SECTION 4. EVENTS OF default

a)            “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by Regulation or pursuant to any judgment, decree or order of any court, or any order, rule or Regulation of any Governmental Authority):

i.            any default in the payment of (A) the principal amount of this Note or (B) interest, fees, liquidated damages or any other Obligation owing to the Holder under this Note (or any other amount owing by the Company to the Holder under any other Contractual Obligation), as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) and such default is not cured, if possible to cure, within five (5) Trading Days of such default;

ii.            (A) any Company Party, any target under the Business Combination, or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) of any Company Party commences a case or other Proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding up, reorganization, arrangement, adjustment, protection, relief or composition of debts or liquidation or similar Regulation of any jurisdiction relating to the Company or any Subsidiary thereof or any Proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, liquidator or other similar official for it or for any of its assets, (B) any such case or other Proceeding is commenced against the Company, any target under the Business Combination, or any Subsidiary thereof by any other Person and such case or other Proceeding is not dismissed within forty-five (45) days after commencement, (C) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or other Proceeding is entered, (D) the Company or any Subsidiary thereof shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts as they mature or shall make a general assignment for the benefit of creditors, (E) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (F) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action to authorize or otherwise for the purpose of effecting any of the foregoing; or

iii.            the Company cancels or otherwise terminates the Business Combination Agreement anytime or fails to consummate the Business Combination on or prior to December 15, 2023.

The clauses in the definition of “Event of Default” above operate independently, so that any action or event that falls within any such clause shall constitute an Event of Default regardless of, whether because of a grace period or threshold or otherwise, it falls outside the language of any other clause.

b)            Remedies Upon Event of Default. If any Event of Default occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest (including all interest, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, all of which shall continue to accrue whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and fees through the date of acceleration, shall become, at the Holder’s election in its sole discretion, in whole or in part, immediately due and payable, in cash, at the Mandatory Default Amount. Immediately on and after the occurrence of any Event of Default, without need for notice or demand all of which are waived, interest on this Note shall accrue and be owed daily at an increased interest rate equal to the Default Interest or the maximum rate permitted under applicable Regulations. Upon the payment in full of the Mandatory Default Amount in cash or in shares of Common Stock, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note and to enforce its rights hereunder and thereunder.

SECTION 5.      Miscellaneous

a)            Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered as set forth in the Purchase Agreement or, alternatively, delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company as set forth in the signature pages hereof, or such other contact information as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 5(a). All notices and other communications delivered hereunder shall be effective as provided in the Purchase Agreement.

b)            Subordination.. This Note is subordinated in right of payment to those certain promissory notes dated October 5, 2022 by and between each of the Company, VSee and iDoc, on the one hand, and Dominion Capital LLC, on the other hand.

c)            Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)            Governing Law. This Note is governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware.

e)            Characterizations.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).S

f)            Payments on Next Business Day. Whenever any payment Obligation shall be due on a day other than a Business Day, such payment shall be due instead on the next succeeding Business Day.

g)            Payment of Collection, Enforcement and Other Costs. In addition to, and not in substitution for and not to limit (but without duplication), any other right to reimbursement under this Note, (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any Proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other Proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay all out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other Proceeding, including, but not limited to, attorneys' fees and disbursements.

h)            Securities Laws Disclosure; Publicity. If applicable, the Company shall file a Current Report on Form 8-K, including the Note as an exhibit thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such Current Report on Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to any of the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated herein. In addition, effective upon the issuance of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Holder, except (i) as required by federal securities Regulation in connection with the filing of the Note with the Commission and (ii) to the extent such disclosure is required by law, in which case the Company shall provide the Holder with prior notice of such disclosure permitted under this clause (ii).

i)            Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated herein, which, if applicable, shall be disclosed pursuant to Section 5(j), the Company covenants and agrees that neither it, nor any other Person acting on its behalf has provided nor will provide the Holder or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Holder shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Holder will be relying on the foregoing covenant in effecting transactions in Securities of the Company. Any non-disclosure agreement (including “click through” agreements and confidentiality clauses incorporated in larger agreements) entered into with the Holder and any Company Party is hereby terminated. The Holder does not have any duty of confidentiality (or a duty not to trade on the basis of material non-public information) to any Company Party or any of their Affiliates, or any of their respective officers, directors, agents, members, stockholders, managers, employees and is governed only by application Regulations. To the extent that any notice provided pursuant to any provision herein constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company, as applicable, shall, within two (2) Trading Days, file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Holder shall be relying on all of the foregoing covenants in trading Securities of the Company.

j)            Successors and Assigns. This Note shall be binding upon the successors and assigns of the Company, VSee and iDoc and shall inure to the benefit of the Holder and its successors and assigns.

k)            Counterparts. This Note may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Note by facsimile transmission or by e-mail shall be as effective as delivery of a manually executed counterpart hereof.

l)            Severability. Any provision of this Note being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Note or any part of such provision in any other jurisdiction.

m)            Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any Proceeding with respect to, or directly or indirectly arising out of, under or in connection with, this Note or the transactions contemplated herein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party, no Purchaser Party and no Affiliate or representative of any such other party or Affiliate has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Note by the mutual waivers and certifications in this Section 8(o).

[Signature Page Follows]

IN WITNESS WHEREOF, Company has caused this Promissory Note to be duly executed by a duly authorized officer as of the date first above indicated.

DIGITAL HEALTH ACQUISITION CORP.

By:	/s/ Scott Wolf
Name: Scott Wolf
Title: Chief Executive Officer
Address:

Email Address for delivery of Notices: